Exhibit 5.1
August 16, 2019

The Southern Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to The Southern Company (the “Company”) in connection with the above-referenced Registration Statement on Form S-3 (Registration Statement No. 333-223128) filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2018 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to 34,500,000 2019 Series A Equity Units (the “Equity Units”), each initially consisting of (i) a stock purchase contract (a “Purchase Contract”) issued by the Company pursuant to which the holder thereof will agree to purchase from the Company and the Company will agree to sell to the holder thereof on August 1, 2022, subject to earlier settlement or termination, for an amount of cash equal to $50, shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”), pursuant to the Purchase Contract and Pledge Agreement, dated as of August 16, 2019 (the “Purchase Contract and Pledge Agreement”), between the Company and U.S. Bank National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, and (ii) (a) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019A Remarketable Junior Subordinated Notes due 2024 (the “Series 2019A Notes”) and (b) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019B Remarketable Junior Subordinated Notes due 2027 (the “Series 2019B Notes” and, together with the Series 2019A Notes, the “Notes”).

The Series 2019A Notes will be issued pursuant to the Subordinated Note Indenture dated as of October 1, 2015 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a sixth supplemental indenture dated as of August 16, 2019, to the Base Indenture relating to the Series 2019A Notes (the “Sixth Supplemental Indenture”), between the Company and the Trustee. The Series 2019B Notes will be issued pursuant to the Base Indenture, as heretofore supplemented and as further supplemented by a seventh supplemental indenture dated as of August 16, 2019, to the Base Indenture relating to the Series 2019B Notes (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the “Supplemental Indentures”), between the Company and the Trustee. The Supplemental Indentures and the Base Indenture are herein referred to collectively as the “Indenture.”

August 16, 2019 Page 2

We have examined the Registration Statement and the Company’s Restated Certificate of Incorporation and Bylaws, the Indenture and the Purchase Contract Agreement, each of which has been filed with the Commission as an exhibit to the Registration Statement or otherwise incorporated by reference in the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee and the Purchase Contract and Pledge Agreement is the valid and legally binding obligation of the Purchase Contract Agent.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.    The Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

2.    The Purchase Contracts are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

3.    The Equity Units are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

4.    When the Common Stock has been issued against the payment of consideration therefor in accordance with the terms of the Purchase Contract Agreement and the Purchase Contracts, the Common Stock will be duly and validly issued, fully paid and non-assessable.

In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton, Andrews Kurth LLP attached hereto as Annex I.

The attorneys in this firm that are rendering this opinion are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the federal

August 16, 2019 Page 3

law of the United States, the Delaware General Corporation Law and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the prospectus supplement relating to the Equity Units. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/Troutman Sanders LLP

Annex 1

Hunton Andrews Kurth LLP 200 Park Avenue New York, NY 10166-0005 Tel 212 309 1000 Fax 212 309 1100
File No: 79441.9
August 16, 2019

Troutman Sanders LLP
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-223128) (the “Registration Statement”) relating to The Southern Company’s (the “Company”) 2019 Series A Equity Units (the “Equity Units”), each initially consisting of (i) a stock purchase contract (a “Purchase Contract”) issued by the Company pursuant to which the holder thereof will agree to purchase from the Company and the Company will agree to sell to the holder thereof on August 1, 2022, subject to earlier settlement or termination, for an amount of cash equal to $50, shares of the Company’s common stock, par value $5 per share pursuant to the Purchase Contract and Pledge Agreement, dated as of August 16, 2019 (the “Purchase Contract and Pledge Agreement”), between the Company and U.S. Bank National Association, as Purchase Contract Agent, Collateral Agent, Custodial Agent and Securities Intermediary, and (ii) (a) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019A Remarketable Junior Subordinated Notes due 2024 (the “Series 2019A Notes”) and (b) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019B Remarketable Junior Subordinated Notes due 2027 (the “Series 2019B Notes” and, together with the Series 2019A Notes, the “Notes”). The Series 2019A Notes will be issued pursuant to the Subordinated Note Indenture, dated as of October 1, 2015 (the “Base Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as heretofore supplemented and as further supplemented by a sixth supplemental indenture, dated as of August 16, 2019, to the Base Indenture relating to the Series 2019A Notes (the “Sixth Supplemental Indenture”), between the Company and the Trustee. The Series 2019B Notes will be issued pursuant to the Base Indenture, as heretofore supplemented and as further supplemented by a seventh supplemental indenture, dated as of August 16, 2019, to the Base Indenture relating to the Series 2019B Notes (the “Seventh Supplemental Indenture” and, together with the Sixth Supplemental Indenture, the “Supplemental Indentures”), between the Company and the Trustee. The Supplemental Indentures and the Base Indenture are herein referred to collectively as the “Indenture.”

ATLANTA AUSTIN BANGKOK BEIJING BRUSSELS CHARLOTTE DALLAS HOUSTON LONDON LOS ANGELES
MIAMI NEW YORK NORFOLK RICHMOND SAN FRANCISCO TOKYO TYSONS WASHINGTON
www.hunton.com

Troutman Sanders LLP
August 16, 2019

We have examined the Registration Statement, the Indenture and the Purchase Contract and Pledge Agreement, each of which has been filed with the Securities and Exchange Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee and the Purchase Contract and Pledge Agreement is the valid and legally binding obligation of the Purchase Contract Agent.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.
The Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

2.
The Purchase Contracts are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

3.
The Equity Units are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity

We do not express any opinion concerning any law other than the law of the State of New York.
This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby

Troutman Sanders LLP
August 16, 2019

consent to your attaching this opinion as an annex to such opinion letter. In giving our consent to your attaching this opinion letter to the opinion letter being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion letter may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

    /s/Hunton Andrews Kurth LLP